Exhibit 99.1

FIRST BUSINESS BANK REPORTS RECORD FOURTH QUARTER 2024 NET INCOME OF $14.2 MILLION

-- Record operating revenue, strong net interest margin, and positive operating leverage drive record pre-tax, pre-provision earnings --

MADISON, Wis., January 30, 2025 (BUSINESS WIRE) -- First Business Financial Services, Inc. (the “Company”, the “Bank”, or “First Business Bank”) (Nasdaq:FBIZ) reported quarterly net income available to common shareholders of $14.2 million, or earnings per share ("EPS") of $1.71. This compares to net income available to common shareholders of $10.3 million, or $1.24 per share, in the third quarter of 2024 and $9.6 million, or $1.15 per share, in the fourth quarter of 2023. EPS for the fourth quarter of 2024 included tax and Small Business Administration ("SBA") recourse reserve benefits totaling $0.28 per share.

“First Business Bank’s excellent execution throughout 2024 culminated in outstanding fourth quarter performance,” said Corey Chambas, Chief Executive Officer. “Our success is attributable to our deep client relationships and exceptional team, who produced near 10% loan growth once again. At the same time, we are very pleased with the 13% expansion of fee income in the fourth quarter, which helped drive an improved efficiency ratio. Excluding the tax and recourse benefits in the quarter, our earnings per share amounted to $1.43, marking growth of 15% and 24% from the linked and prior year quarters and supporting our key focus on meaningful tangible book value expansion. We remain confident in our ability to execute our strategic plan and achieve 10% balance sheet and top line revenue growth in 2025.”

Quarterly Highlights

•
Consistent Loan Growth. Loans increased $63.6 million, or 8.3% annualized, from the third quarter of 2024, and $263.8 million, or 9.3%, from the fourth quarter of 2023, reflecting growth throughout the Company.
•
Strong Net Interest Margin. The Company's long-held match-funding strategy and pricing discipline produced a net interest margin of 3.77%, compared to 3.64% for the linked quarter. Net interest income grew 6.9% from the linked quarter and 12.2% from the prior year quarter.
•
Record Operating Revenue. Operating revenue increased to $41.2 million, up 8.1% and 12.3% from the linked and prior year quarters, respectively, driven by loan growth, strong net interest margin, and fee income expansion.
•
Continued Private Wealth Management Expansion. Private Wealth assets under management and administration grew to a record $3.419 billion, generating Private Wealth fee income of $3.4 million. Private Wealth fees increased by 16.8% from the prior year quarter and comprised 43% of total non-interest income.
•
Record Pre-Tax, Pre-Provision ("PTPP") Income. PTPP income grew to $17.7 million, up 14.8% and 16.1% from the linked and prior year quarters, respectively. This performance reflects continued growth across the Company’s balance sheet coupled with operational efficiency.
•
Tangible Book Value Growth. The Company’s strong earnings and sound balance sheet management continued to drive growth in tangible book value per share, producing a 23.0% annualized increase compared to the linked quarter and a 15.0% increase compared to the prior year quarter.
•
Reported Earnings Elevated by Tax Benefit and Recourse Reserve. EPS of $1.71 included income tax and SBA recourse reserve benefits totaling $0.28 per share. Excluding these items, EPS increased 15.3% and 24.3% from the linked and prior year quarters.

Quarterly Financial Results

(Unaudited)	As of and for the Three Months Ended			As of and for the Year Ended
(Dollars in thousands, except per share amounts)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net interest income	$33,148	$31,007	$29,540	$124,206	$112,588
Adjusted non-interest income (1)	8,005	7,064	7,094	29,259	31,353
Operating revenue (1)	41,153	38,071	36,634	153,465	143,941
Operating expense (1)	23,434	22,630	21,374	93,016	87,787
Pre-tax, pre-provision adjusted earnings (1)	17,719	15,441	15,260	60,449	56,154
Less:
Provision for credit losses	2,701	2,087	2,573	8,827	8,182
Net loss on repossessed assets	5	11	4	168	13
SBA recourse (benefit) provision	(687)	466	210	(104)	775
Impairment of tax credit investments	400	—	—	400	—
Add:
Net loss on sale of securities	—	—	—	(8)	(45)
Income before income tax expense	15,300	12,877	12,473	51,150	47,139
Income tax expense	885	2,351	2,703	6,905	10,112
Net income	$14,415	$10,526	$9,770	$44,245	$37,027
Preferred stock dividends	219	218	219	875	875
Net income available to common shareholders	$14,196	$10,308	$9,551	$43,370	$36,152
Earnings per share, diluted	$1.71	$1.24	$1.15	$5.20	$4.33
Book value per share	$38.17	$36.17	$33.39	$38.17	$33.39
Tangible book value per share (1)	$36.74	$34.74	$31.94	$36.74	$31.94

Net interest margin (2)	3.77%	3.64%	3.69%	3.66%	3.78%
Adjusted net interest margin (1)(2)	3.48%	3.51%	3.50%	3.47%	3.62%
Fee income ratio (non-interest income / total revenue)	19.45%	18.55%	19.36%	19.06%	21.76%
Efficiency ratio (1)	56.94%	59.50%	58.34%	60.61%	60.99%
Return on average assets (2)	1.52%	1.13%	1.11%	1.20%	1.13%
Return on average tangible common equity (2)	19.21%	14.40%	14.64%	15.35%	14.45%

Period-end loans and leases receivable	$3,113,128	$3,050,079	$2,850,261	$3,113,128	$2,850,261
Average loans and leases receivable	$3,103,703	$3,031,880	$2,810,793	$2,996,881	$2,647,851
Period-end core deposits	$2,396,429	$2,382,730	$2,339,071	$2,396,429	$2,339,071
Average core deposits	$2,416,919	$2,375,002	$2,247,639	$2,378,465	$2,098,153
Allowance for credit losses, including unfunded commitment reserves	$37,268	$35,509	$32,997	$37,268	$32,997
Non-performing assets	$28,418	$19,420	$20,844	$28,418	$20,844
Allowance for credit losses as a percent of total gross loans and leases	1.20%	1.16%	1.16%	1.20%	1.16%
Non-performing assets as a percent of total assets	0.74%	0.52%	0.59%	0.74%	0.59%

1.
This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate financial performance, provide greater understanding of ongoing operations, and enhance comparability of results with prior periods. See the section titled Non-GAAP Reconciliations at the end of this release for a reconciliation of GAAP financial measures to non-GAAP financial measures.
2.
Calculation is annualized.

Fourth Quarter 2024 Compared to Third Quarter 2024

Net interest income increased $2.1 million, or 6.9%, to $33.1 million.

•
The increase in net interest income was driven by higher average loans and leases receivable and fees in lieu of interest, partially offset by a decrease in adjusted net interest margin. Average loans and leases receivable grew by $71.8 million, or 9.5% annualized, to $3.104 billion. Fees in lieu of interest, which vary from quarter to quarter based on client-driven activity, totaled $2.4 million, compared to $1.0 million in the prior quarter. Excluding fees in lieu of interest, net interest income increased $784,000, or 2.6%.
•
The yield on average interest-earning assets decreased 13 basis points to 6.84% from 6.97%. Excluding fees in lieu of interest, the yield on average interest-earning assets decreased 29 basis points to 6.57% from 6.85%. The adjusted interest-earning asset beta compared to the prior quarter was 46.8%. The change in yield of the respective interest-earning asset or the rate paid on interest-bearing liability compared to the change in the effective daily fed funds rate is commonly referred to as beta.
•
The rate paid for average interest-bearing core deposits decreased 45 basis points to 3.65% from 4.10%. The rate paid for average total bank funding decreased 26 basis points to 3.18% from 3.44%. Total bank funding is defined as total deposits plus Federal Home Loan Bank (“FHLB”) advances. The total core deposit beta compared to the prior quarter was 58.1%. The total bank funding beta compared to the prior quarter was 41.9%.
•
Net interest margin was 3.77% compared to 3.64% for the linked quarter. Adjusted net interest margin1 was 3.48%, down 2 basis points compared to 3.50% in the linked quarter. The decrease in adjusted net interest margin was driven by a decrease in the yield on interest-earning assets partially offset by a decrease in rate paid on total bank funding.
•
The Company maintains a long-term target for net interest margin in the range of 3.60% - 3.65%. Performance in future quarters will vary due to factors such as the level of fees in lieu of interest and the timing, pace and scale of future interest rate changes.

The Bank reported a provision expense of $2.7 million, compared to $2.1 million in the third quarter of 2024. The increase was driven by new specific reserves and charge-offs in the Commercial and Industrial ("C&I") loan portfolio, partially offset by decreases in general reserves primarily related to the annual review of model assumptions for both qualitative and quantitative factors.

Non-interest income increased $941,000, or 13.3%, to $8.0 million.

•
Private Wealth fee income increased $162,000, or 5.0% to $3.4 million. Private Wealth assets under management and administration measured $3.419 billion on December 31, 2024, up $20.8 million, or 2.4% annualized from the prior quarter. Fee income is based on overall asset levels and may vary based on seasonal activity and the timing of fluctuations in market values.
•
Gains on sale of SBA loans increased $478,000, or 103.9%, to $938,000. Gain on sale of SBA loans varies period to period based on the amount of closed and fully funded loans. While quarterly gains may vary, management expects the SBA loan sales to continue growing year-over-year.
•
Commercial loan swap fee income of $588,000 increased by $128,000, or 27.8%. Swap fee income varies from period to period based on loan activity and the interest rate environment.

1.
Adjusted net interest margin is a non-GAAP measure representing net interest income excluding fees in lieu of interest and other recurring, but volatile, components of net interest margin divided by average interest-earning assets less other recurring, but volatile, components of average interest-earning assets.

•
Loan fee income increased $102,000 or 12.6% to $914,000.

Non-interest expense increased $45,000, or 0.2%, to $23.2 million, while operating expense increased $804,000, or 3.6%, to $23.4 million.

•
Compensation expense was $15.5 million, reflecting an increase of $337,000, or 2.2%, from the linked quarter primarily due to an increase in individual incentive and share-based compensation accruals. This was partially offset by a $261,000 decrease in annual cash bonus accrual. Average full-time equivalents (“FTEs”) for the fourth quarter of 2024 were 349, down from 355 in the linked quarter. The decrease in average FTEs is associated with temporary vacancies of existing positions that we expect to fill in 2025.
•
Data processing expense was $1.6 million, increasing $602,000, or 57.6%, from the linked quarter primarily due to a one-time expense as result of a change in credit card vendors.
•
Other non-interest expense was $517,000, decreasing $784,000, or 60.3%, from the linked quarter primarily due to an SBA recourse provision benefit of $687,000, or $0.07 after tax per share. This benefit, considered a change in estimate, is the result of a review of assumptions which identified that actual losses over the past three years were significantly below estimated losses. Management will evaluate the need for a recourse provision on a loan-by-loan basis.

Income tax expense decreased $1.5 million, or 62.4%, to $885,000. The effective tax rate was 5.8% for the three months ended December 31, 2024, compared to 18.3% for the linked quarter. The decrease is primarily due to a $1.7 million, or $0.21 after tax per share, partial release of a state deferred tax asset valuation allowance due to changes in projected taxable income based on revised state taxation guidance and 2023 state tax return actual results. The Company expects to report an effective tax rate between 16% and 18% for 2025.

Total period-end loans and leases receivable increased $63.6 million, or 8.3% annualized, to $3.114 billion. The average rate earned on average loans and leases receivable was 7.21%, down 11 basis points from 7.32% in the prior quarter. Excluding fees in lieu of interest, the average rate earned on average loans and leases receivable was 6.91%, down 29 basis points from 7.19% in the prior quarter. This decrease in yield was primarily due to the decrease in short-term market rates.

•
Commercial Real Estate (“CRE”) loans increased by $87.8 million, or 19.2% annualized, to $1.917 billion. The increase was primarily due to an increase in CRE non-owner occupied and multi-family loans in the Wisconsin markets as construction projects funded.
•
C&I loans decreased $22.6 million, or 7.69% annualized, to $1.152 billion. The decrease was primarily due to asset-based lending and accounts receivable financing payoffs, partially offset by an increase in floorplan line balances.

Total period-end core deposits increased $13.7 million, or 2.3% annualized, to $2.396 billion, compared to $2.383 billion. The average rate paid was 2.98%, down 36 basis points from 3.34% in the prior quarter.

•
New non-maturity deposit balances of $56.5 million were added at a weighted average rate of 2.92%. Certificate of deposit maturities of $119.8 million at a weighted average rate of 4.62% were replaced by new and renewed certificates of deposit of $98.5 million at a weighted average rate of 3.92%.

Period-end wholesale funding, including FHLB advances and brokered deposits, increased $94.4 million, or 10.7%, to $976.1 million. Consistent with the Bank’s long-held philosophy to minimize exposure to interest rate risk, management will continue to utilize the most efficient and cost-effective source of wholesale funds to match-fund fixed-rate loans as necessary.

•
Wholesale deposits increased $123.5 million, or 21.0%, to $710.7 million, compared to $587.2 million. The average rate paid on wholesale deposits decreased one basis point to 4.11% and the weighted average original maturity decreased to 3.9 years from 4.6 years.
•
FHLB advances decreased $29.1 million, or 9.9%, to $265.4 million, compared to $294.5 million. The average rate paid on FHLB advances decreased 5 basis points to 2.91% and the weighted average original maturity increased to 5.4 years from 4.6 years.

Non-performing assets increased $9.0 million to $28.4 million, or 0.74% of total assets, increasing as a percentage of total assets from 0.52% in the prior quarter. The increase is primarily driven by a conventional C&I loan that management identified as non-performing and recognized a specific reserve. We continue to expect full repayment of the previously disclosed Asset-Based Lending ("ABL") loan that defaulted during the second quarter of 2023. The liquidation process under Chapter 7 bankruptcy has delayed final resolution. Through the Bank's collection efforts, the current balance of this loan is $6.2 million, down from $8.8 million in the prior- year quarter. Excluding this ABL loan, non-performing assets totaled $22.2 million, or 0.58% of total assets in the current quarter and $13.0 million, or 0.35% of total assets in the linked quarter.

The allowance for credit losses, including the unfunded credit commitments reserve, increased $1.8 million, or 5.0%, as increases in new specific reserves and loan growth were partially offset by net charge-offs and changes in quantitative and qualitative factors. The allowance for credit losses, including unfunded credit commitment reserves, as a percent of total gross loans and leases was 1.20% compared to 1.16% in the prior quarter.

Fourth Quarter 2024 Compared to Fourth Quarter 2023

Net interest income increased $3.6 million, or 12.2%, to $33.1 million.

•
The increase in net interest income primarily reflects an increase in average gross loans and leases and an increase in fees in lieu of interest. Fees in lieu of interest increased to $2.4 million from $1.1 million. Excluding fees in lieu of interest, net interest income increased $2.4 million, or 8.3%.
•
The yield on average interest-earning assets decreased one basis point to 6.84% from 6.85%. Excluding fees in lieu of interest, the yield on average interest-earning assets measured 6.57% compared to 6.71%. This decrease in yield was primarily due to the decrease in short-term market rates partially offset by the reinvestment of cash flows from the securities and fixed-rate loan portfolios.
•
The rate paid for average interest-bearing core deposits decreased 34 basis points to 3.65% from 3.99%. The rate paid for average total bank funding decreased 9 basis points to 3.18% from 3.27%.
•
Net interest margin increased 8 basis points to 3.77% from 3.69%. adjusted net interest margin decreased 2 basis points to 3.48% from 3.50%.

The Company reported a credit loss provision expense of $2.7 million, compared to $2.6 million in the fourth quarter of 2023. See the provision breakdown table below for more detail on the components of provision expense.

Non-interest income increased $911,000, or 12.8%, to $8.0 million.

•
Private Wealth fee income increased $493,000, or 16.8%, to $3.4 million. Private Wealth assets under management and administration measured $3.419 billion at December 31, 2024, up $297.2 million, or 9.5%.
•
Gain on sale of SBA loans increased $654,000 to $938,000. Gain on sale of SBA loans varies period to period based on the number of closed commitments. Management expects the SBA loan sales pipeline to remain strong as production increases and previously closed commitments fully fund and become eligible for sale.
•
Commercial loan swap fee income increased by $150,000, or 34.2%, to $588,000. Swap fee income varies from period to period based on loan activity and the interest rate environment.
•
Service charges on deposits increased $112,000, or 13.2%, to $960,000, primarily driven by new core deposit relationships.
•
Other fee income decreased $543,000, or 31.5%, to $1.2 million. The decrease was primarily due to lower returns on the Company’s investments in Small Business Investment Company ("SBIC") funds in the fourth quarter. Income from SBIC funds was $251,000 in the fourth quarter, compared to $860,000 in the prior year quarter. Income from SBIC funds varies from period to period based on changes in the realized and unrealized fair value of underlying investments.

Non-interest expense increased $1.6 million, or 7.2%, to $23.2 million. Operating expense increased $2.1 million, or 9.6%, to $23.4 million.

•
Compensation expense increased $1.1 million, or 7.5%, to $15.5 million. The increase in compensation expense was primarily due to an increase in average FTEs and annual merit increases and promotions. Average FTEs increased 2% to 349 in the fourth quarter of 2024, compared to 343 in the fourth quarter of 2023.
•
Data processing expense increased $711,000 or 76.1%, to $1.6 million, primarily due to a one-time expense resulting from a change in credit card vendors as well as an increase in core processing costs commensurate with loan and deposit account growth.
•
Computer software expense increased $268,000, or 20.3%, to $1.6 million, primarily due to our commitment to innovative technology to support growth initiatives, enhance productivity, and improve the client experience.
•
Marketing expense increased $204,000, or 28.2%, to $928,000, primarily due to increased business development efforts and advertising projects to support Company growth goals.
•
FDIC Insurance increased $143,000, or 24.4%, to $728,000 primarily due to an increase in total assets and an increase in use of brokered deposits.
•
Other expense decreased $835,000, or 61.8%, to $517,000 primarily due to an SBA recourse provision benefit.

Total period-end loans and leases receivable increased $263.8 million, or 9.3%, to $3.114 billion.

•
CRE loans increased $217.3 million, or 12.8%, to $1.917 billion, primarily due to increases in all loan categories in the Wisconsin market.
•
C&I loans increased $45.9 million, or 4.1%, to $1.152 billion, primarily due to growth in Equipment Finance and Floorplan Financing.

Total period-end core deposits grew $57.4 million, or 2.5%, to $2.396 billion, and the average rate paid decreased 22 basis points to 2.98%. The decrease in average rate paid on core deposits was primarily due to a decrease in short-term market rates. Total average core deposits grew $169.3 million, or 7.5%, to $2.417 billion.

Period-end wholesale funding increased $263.9 million, or 32.0%, to $976.1 million.

•
Wholesale deposits increased $253.0 million, or 55.3%, to $710.7 million, as the Bank utilized more wholesale deposits in lieu of FHLB advances to maintain excess liquidity and to match-fund fixed-rate assets. The average rate paid on wholesale deposits decreased 4 basis points to 4.11% and the weighted average original maturity decreased to 3.9 years from 4.0 years. Consistent with our balance sheet strategy to use the most efficient and cost-effective source of wholesale funding, the Company has entered into derivative contracts which hedge a portion of the wholesale deposits to reduce the fixed rate funding costs.
•
FHLB advances decreased $16.2 million, or 5.7%, to $265.4 million. The average rate paid on FHLB advances increased 46 basis points to 2.91% and the weighted average original maturity increased to 5.4 years from 5.2 years.

Non-performing assets increased to $28.4 million, or 0.74% of total assets, compared to $20.8 million, or 0.59% of total assets, driven by a conventional C&I loan and new past-due Equipment Finance loans within the C&I portfolio. Excluding the ABL loan described above for which we expect full repayment, non-performing assets totaled $22.2 million, or 0.58% of total assets and $12.0 million, or 0.34% of total assets in the prior year quarter.

The allowance for credit losses, including unfunded commitment reserves, increased $4.3 million to $37.3 million, compared to $33.0 million primarily due to an increase in specific reserves and loan growth, partially offset by net charge-offs and changes in general reserve. The allowance for credit losses as a percent of total gross loans and leases was 1.20%, compared 1.16% in the prior year.

Investor Presentation and Conference Call

On January 30, 2025, the Company posted an investor presentation to its website firstbusiness.bank under the “Investor Relations” tab which will also be furnished to the U.S. Securities and Exchange Commission on January 30, 2025. The information included in the presentation provides an overview of the Company’s recent operating performance, financial condition, and business strategy. The Company intends to use this presentation in connection with its fourth quarter 2024 earnings call to be held at 1:00 p.m. Central time on January 31, 2025, and from time to time when the Company's executives interact with shareholders, analysts, and other third parties. The conference call can be accessed at 800-549-8228 (289-819-1520 if outside the United States and Canada), using the conference call access code: FBIZ. Investors may also listen live via webcast at: https://events.q4inc.com/attendee/585942928. A replay of the call will be available through Friday, February 7, 2025, by calling 888-660-6264 or 289-819-1325 for international participants. The webcast archive of the conference call will be available on the Company’s website, ir.firstbusiness.bank.

About First Business Bank

First Business Bank® specializes in Business Banking, including Commercial Banking and Specialty Finance, Private Wealth, and Bank Consulting services, and through its refined focus delivers unmatched expertise, accessibility, and responsiveness. Specialty Finance solutions are delivered through First Business Bank’s wholly owned subsidiary First Business Specialty Finance, LLC®. First Business Bank is a wholly owned subsidiary of First Business Financial Services, Inc®. (Nasdaq: FBIZ). For additional information, visit firstbusiness.bank.

This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect First Business Bank’s current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results, or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such statements are subject to risks and uncertainties, including among other things:

•
Adverse changes in the economy or business conditions, either nationally or in our markets including, without limitation, inflation, economic downturn, labor shortages, wage pressures, and the adverse effects of public health events on the global, national, and local economy.
•
Competitive pressures among depository and other financial institutions nationally and in the Company’s markets.
•
Increases in defaults by borrowers and other delinquencies.
•
Management’s ability to manage growth effectively, including the successful expansion of our client service, administrative infrastructure, and internal management systems.
•
Fluctuations in interest rates and market prices.
•
Changes in legislative or regulatory requirements applicable to the Company and its subsidiaries.
•
Changes in tax requirements, including tax rate changes, new tax laws, and revised tax law interpretations.
•
Fraud, including client and system failure or breaches of our network security, including the Company’s internet banking activities.
•
Failure to comply with the applicable SBA regulations in order to maintain the eligibility of the guaranteed portion of SBA loans.
•
Ongoing volatility in the banking sector may result in new legislation, regulations or policy changes that could subject the Company and the Bank to increased government regulation and supervision.

•
The proportion of the Company’s deposit account balances that exceed FDIC insurance limits may expose the Bank to enhanced liquidity risk.
•
The Company may be subject to increases in FDIC insurance assessments.

For further information about the factors that could affect the Company’s future results, please see the Company’s annual report on Form 10-K for the year ended December 31, 2023, and other filings with the Securities and Exchange Commission.

CONTACT:	First Business Financial Services, Inc.
Brian D. Spielmann
Chief Financial Officer
608-232-5977
bspielmann@firstbusiness.bank

SELECTED FINANCIAL CONDITION DATA

(Unaudited)	As of
(in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$157,702	$131,972	$81,080	$72,040	$139,510
Securities available-for-sale, at fair value	341,392	313,336	308,852	314,114	297,006
Securities held-to-maturity, at amortized cost	6,741	6,907	7,082	8,131	8,503
Loans held for sale	13,498	8,173	6,507	4,855	4,589
Loans and leases receivable	3,113,128	3,050,079	2,985,414	2,910,864	2,850,261
Allowance for credit losses	(35,785)	(33,688)	(33,088)	(32,799)	(31,275)
Loans and leases receivable, net	3,077,343	3,016,391	2,952,326	2,878,065	2,818,986
Premises and equipment, net	5,227	5,478	6,381	6,268	6,190
Repossessed assets	51	56	54	317	247
Right-of-use assets	5,702	5,789	6,041	6,297	6,559
Bank-owned life insurance	57,210	56,767	56,351	55,948	55,536
Federal Home Loan Bank stock, at cost	11,616	12,775	11,901	13,326	12,042
Goodwill and other intangible assets	11,912	11,834	11,841	11,950	12,023
Derivatives	65,762	42,539	70,773	69,703	55,597
Accrued interest receivable and other assets	99,059	103,707	97,872	90,344	91,058
Total assets	$3,853,215	$3,715,724	$3,617,061	$3,531,358	$3,507,846
Liabilities and Stockholders’ Equity
Core deposits	$2,396,429	$2,382,730	$2,309,635	$2,297,843	$2,339,071
Wholesale deposits	710,711	587,217	575,548	457,563	457,708
Total deposits	3,107,140	2,969,947	2,885,183	2,755,406	2,796,779
Federal Home Loan Bank advances and other borrowings	320,049	349,109	327,855	381,718	330,916
Lease liabilities	7,926	8,054	8,361	8,664	8,954
Derivatives	57,068	45,399	61,821	61,133	51,949
Accrued interest payable and other liabilities	32,443	31,233	28,671	26,649	29,660
Total liabilities	3,524,626	3,403,742	3,311,891	3,233,570	3,218,258
Total stockholders’ equity	328,589	311,982	305,170	297,788	289,588
Total liabilities and stockholders’ equity	$3,853,215	$3,715,724	$3,617,061	$3,531,358	$3,507,846

STATEMENTS OF INCOME

(Unaudited)	As of and for the Three Months Ended					As of and for the Year Ended
(Dollars in thousands, except per share amounts)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Total interest income	$60,110	$59,327	$57,910	$55,783	$54,762	$233,130	$194,928
Total interest expense	26,962	28,320	27,370	26,272	25,222	108,924	82,340
Net interest income	33,148	31,007	30,540	29,511	29,540	124,206	112,588
Provision for credit losses	2,701	2,087	1,713	2,326	2,573	8,827	8,182
Net interest income after provision for credit losses	30,447	28,920	28,827	27,185	26,967	115,379	104,406
Private wealth management service fees	3,426	3,264	3,461	3,111	2,933	13,262	11,425
Gain on sale of SBA loans	938	460	349	195	284	1,942	2,055
Service charges on deposits	960	920	951	940	848	3,771	3,131
Loan fees	914	812	826	847	869	3,399	3,363
Loss on sale of securities	—	—	—	(8)	—	(8)	(45)
Swap fees	588	460	157	198	438	1,403	2,964
Other non-interest income	1,179	1,148	1,681	1,474	1,722	5,482	8,415
Total non-interest income	8,005	7,064	7,425	6,757	7,094	29,251	31,308
Compensation	15,535	15,198	16,215	16,157	14,450	63,105	61,059
Occupancy	588	585	593	607	571	2,373	2,381
Professional fees	1,323	1,305	1,472	1,571	1,313	5,671	5,325
Data processing	1,647	1,045	1,182	1,018	936	4,892	3,826
Marketing	928	922	850	818	724	3,518	2,889
Equipment	301	333	335	345	340	1,314	1,340
Computer software	1,585	1,608	1,555	1,418	1,317	6,166	4,985
FDIC insurance	728	810	612	610	585	2,760	2,238
Other non-interest expense	517	1,301	1,065	798	1,352	3,681	4,532
Total non-interest expense	23,152	23,107	23,879	23,342	21,588	93,480	88,575
Income before income tax expense	15,300	12,877	12,373	10,600	12,473	51,150	47,139
Income tax expense	885	2,351	1,917	1,752	2,703	6,905	10,112
Net income	$14,415	$10,526	$10,456	$8,848	$9,770	$44,245	$37,027
Preferred stock dividends	219	218	219	219	219	875	875
Net income available to common shareholders	$14,196	$10,308	$10,237	$8,629	$9,551	$43,370	$36,152
Per common share:
Basic earnings	$1.71	$1.24	$1.23	$1.04	$1.15	$5.20	$4.33
Diluted earnings	1.71	1.24	1.23	1.04	1.15	5.20	4.33
Dividends declared	0.2500	0.2500	0.2500	0.2500	0.2275	1.0000	0.9100
Book value	38.17	36.17	35.35	34.41	33.39	38.17	33.39
Tangible book value	36.74	34.74	33.92	32.97	31.94	36.74	31.94
Weighted-average common shares outstanding(1)	8,107,308	8,111,215	8,113,246	8,125,319	8,110,462	8,148,259	8,131,251
Weighted-average diluted common shares outstanding(1)	8,107,308	8,111,215	8,113,246	8,125,319	8,110,462	8,148,259	8,131,251
(1)
Excluding participating securities.

NET INTEREST INCOME ANALYSIS

(Unaudited)	For the Three Months Ended
(Dollars in thousands)	December 31, 2024			September 30, 2024			December 31, 2023
	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$1,879,136	$30,580	6.51%	$1,805,020	$30,340	6.72%	$1,675,926	$27,359	6.53%
Commercial and industrial loans(1)	1,176,175	24,709	8.40	1,177,112	24,481	8.32	1,089,558	22,751	8.35
Consumer and other loans(1)	48,392	663	5.48	49,748	685	5.51	45,309	577	5.09
Total loans and leases receivable(1)	3,103,703	55,952	7.21	3,031,880	55,506	7.32	2,810,793	50,687	7.21
Mortgage-related securities(2)	290,471	2,858	3.94	269,842	2,662	3.95	221,708	2,061	3.72
Other investment securities(3)	45,174	231	2.05	51,446	315	2.45	67,444	541	3.21
FHLB stock	11,788	274	9.30	11,960	285	9.53	12,960	279	8.61
Short-term investments	65,254	795	4.87	40,406	559	5.53	86,580	1,193	5.51
Total interest-earning assets	3,516,390	60,110	6.84	3,405,534	59,327	6.97	3,199,485	54,761	6.85
Non-interest-earning assets	230,218			231,353			255,167
Total assets	$3,746,608			$3,636,887			$3,454,652
Interest-bearing liabilities
Transaction accounts	$928,428	8,161	3.52	$864,936	8,451	3.91	$785,480	7,657	3.90
Money market	833,501	7,571	3.63	850,590	8,780	4.13	734,903	7,145	3.89
Certificates of deposit	210,307	2,282	4.34	219,315	2,584	4.71	278,438	3,160	4.54
Wholesale deposits	594,578	6,106	4.11	531,472	5,475	4.12	450,880	4,682	4.15
Total interest-bearing deposits	2,566,814	24,120	3.76	2,466,313	25,290	4.10	2,249,701	22,644	4.03
FHLB advances	270,476	1,969	2.91	278,103	2,059	2.96	301,773	1,851	2.45
Other borrowings	54,672	874	6.39	50,642	971	7.67	49,394	727	5.89
Total interest-bearing liabilities	2,891,962	26,963	3.73	2,795,058	28,320	4.05	2,600,868	25,222	3.88
Non-interest-bearing demand deposit accounts	444,683			440,161			448,818
Other non-interest-bearing liabilities	90,555			91,520			119,833
Total liabilities	3,427,200			3,326,739			3,169,519
Stockholders’ equity	319,408			310,148			285,133
Total liabilities and stockholders’ equity	$3,746,608			$3,636,887			$3,454,652
Net interest income		$33,147			$31,007			$29,539
Interest rate spread			3.11%			2.92%			2.97%
Net interest-earning assets	$624,428			$610,476			$598,617
Net interest margin			3.77%			3.64%			3.69%

(1)
The average balances of loans and leases include non-accrual loans and leases and loans held for sale. Interest income related to non-accrual loans and leases is recognized when collected. Interest income includes net loan fees collected in lieu of interest.
(2)
Includes amortized cost basis of assets available for sale and held to maturity.
(3)
Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.
(4)
Represents annualized yields/rates.

NET INTEREST INCOME ANALYSIS

	For the Year Ended December 31,
	2024			2023			2022
	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
	(Dollars in Thousands)
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$1,793,041	$118,339	6.60%	$1,586,967	$98,370	6.20%	$1,484,239	$66,917	4.51%
Commercial and industrial loans(1)	1,153,955	95,782	8.30%	1,013,866	81,963	8.08%	771,056	46,575	6.04%
Consumer and other loans(1)	49,885	2,777	5.57%	47,018	2,316	4.93%	49,695	1,876	3.78%
Total loans and leases receivable(1)	2,996,881	216,898	7.24%	2,647,851	182,649	6.90%	2,304,990	115,368	5.01%
Mortgage-related securities(2)	266,098	10,405	3.91%	200,383	6,433	3.21%	173,495	3,486	2.01%
Other investment securities(3)	56,301	1,507	2.68%	62,921	1,770	2.81%	51,700	986	1.91%
FHLB and FRB stock	12,167	1,133	9.31%	15,162	1,231	8.12%	16,462	989	6.01%
Short-term investments	59,853	3,186	5.32%	54,311	2,845	5.24%	30,845	542	1.76%
Total interest-earning assets	3,391,300	233,129	6.87%	2,980,628	194,928	6.54%	2,577,492	121,371	4.71%
Non-interest-earning assets	234,973			231,521			175,424
Total assets	$3,626,273			$3,212,149			$2,752,916
Interest-bearing liabilities
Transaction accounts	$884,321	33,796	3.82%	$689,500	23,727	3.44%	$503,668	3,963	0.79%
Money market accounts	815,603	32,180	3.95%	681,336	22,129	3.25%	761,469	6,241	0.82%
Certificates of deposit	237,228	10,879	4.59%	273,387	11,209	4.10%	97,448	1,358	1.39%
Wholesale deposits	515,197	21,066	4.09%	346,285	14,353	4.14%	48,825	1,616	3.31%
Total interest-bearing deposits	2,452,349	97,921	3.99%	1,990,508	71,418	3.59%	1,411,410	13,178	0.93%
FHLB advances	282,437	7,719	2.73%	351,990	8,881	2.52%	414,191	7,024	1.70%
Other borrowings	51,072	3,284	6.43%	38,891	2,041	5.25%	43,818	2,243	5.12%
Junior subordinated notes(4)	—	—	—	—	—	—	2,429	504	20.75%
Total interest-bearing liabilities	2,785,858	108,924	3.91%	2,381,389	82,340	3.46%	1,871,848	22,949	1.23%
Non-interest-bearing demand deposit accounts	441,313			453,930			566,230
Other non-interest-bearing liabilities	92,708			102,668			65,611
Total liabilities	3,319,879			2,937,987			2,503,689
Stockholders’ equity	306,394			274,162			249,227
Total liabilities and stockholders’ equity	$3,626,273			$3,212,149			$2,752,916
Net interest income		$124,205			$112,588			$98,422
Interest rate spread			2.96%			3.08%			3.48%
Net interest-earning assets	$605,442			$599,239			$705,644
Net interest margin			3.66%			3.78%			3.82%
Average interest-earning assets to average interest-bearing liabilities	121.73%			125.16%			137.70%
Return on average assets(4)	1.20%			1.13%			1.46%
Return on average common equity(4)	14.73%			13.79%			16.79%
Average equity to average assets	8.45%			8.54%			9.05%
Non-interest expense to average assets(4)	2.58%			2.76%			2.89%

BETA ANALYSIS

	For the Three Months Ended
(Unaudited)	December 31, 2024	September 30, 2024
	Average Yield/Rate (3)	Average Yield/Rate (3)	Increase (Decrease)
Total loans and leases receivable (a)	7.21%	7.32%	(0.11)%
Total interest-earning assets(b)	6.84%	6.97%	(0.13)%
Adjusted total loans and leases receivable (1)(c)	6.91%	7.20%	(0.29)%
Adjusted total interest-earning assets (1)(d)	6.57%	6.86%	(0.29)%
Total core deposits(e)	2.98%	3.34%	(0.36)%
Total bank funding(f)	3.18%	3.44%	(0.26)%
Net interest margin(g)	3.77%	3.64%	0.13%
Adjusted net interest margin(h)	3.48%	3.51%	(0.03)%

Effective fed funds rate (2)(i)	4.65%	5.27%	(0.62)%

Beta Calculations:
Total loans and leases receivable(a)/(i)			17.6%
Total interest-earning assets(b)/(i)			21.3%
Adjusted total loans and leases receivable (1)(c)/(i)			46.8%
Adjusted total interest-earning assets (1)(d)/(i)			46.8%
Total core deposits(e/i)			58.1%
Total bank funding(f)/(i)			41.9%
Net interest margin(g/i)			(21.0)%
Adjusted net interest margin(h/i)			4.8%

PROVISION FOR CREDIT LOSS COMPOSITION

(Unaudited)	For the Three Months Ended					For the Twelve Months Ended
(Dollars in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Change due to qualitative factor changes	$(460)	$(444)	$496	$740	$(432)	$332	$33
Change due to quantitative factor changes	(598)	(330)	150	(199)	(260)	(977)	(1,453)
Charge-offs	1,132	1,619	1,583	921	724	5,255	1,781
Recoveries	(190)	(91)	(191)	(227)	(114)	(699)	(548)
Change in reserves on individually evaluated loans, net	2,579	757	(1,037)	629	2,008	2,928	4,330
Change due to loan growth, net	577	616	680	354	629	2,227	3,652
Change in unfunded commitment reserves	(339)	(40)	32	108	17	(239)	387
Total provision for credit losses	$2,701	$2,087	$1,713	$2,326	$2,572	$8,827	$8,182

PERFORMANCE RATIOS

	For the Three Months Ended					For the Twelve Months Ended
(Unaudited)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Return on average assets (annualized)	1.52%	1.13%	1.14%	0.98%	1.11%	1.20%	1.13%
Return on average tangible common equity (annualized)	19.21%	14.40%	14.73%	12.79%	14.64%	15.35%	14.45%
Efficiency ratio	56.94%	59.44%	62.75%	63.76%	58.34%	60.61%	60.99%
Interest rate spread	3.11%	2.92%	2.95%	2.88%	2.97%	2.96%	3.08%
Net interest margin	3.77%	3.64%	3.65%	3.58%	3.69%	3.66%	3.78%
Average interest-earning assets to average interest-bearing liabilities	121.59%	121.84%	121.37%	122.15%	123.02%	121.73%	125.16%

ASSET QUALITY RATIOS

(Unaudited)	As of
(Dollars in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Non-accrual loans and leases	$28,367	$19,364	$18,999	$19,829	$20,597
Repossessed assets	51	56	54	317	247
Total non-performing assets	$28,418	$19,420	$19,053	$20,146	$20,844
Non-accrual loans and leases as a percent of total gross loans and leases	0.91%	0.63%	0.64%	0.68%	0.72%
Non-performing assets as a percent of total gross loans and leases plus repossessed assets	0.91%	0.64%	0.64%	0.69%	0.73%
Non-performing assets as a percent of total assets	0.74%	0.52%	0.53%	0.57%	0.59%
Allowance for credit losses as a percent of total gross loans and leases	1.20%	1.16%	1.17%	1.19%	1.16%
Allowance for credit losses as a percent of non-accrual loans and leases	131.38%	183.38%	183.96%	174.64%	160.21%

NET CHARGE-OFFS (RECOVERIES)

(Unaudited)	For the Three Months Ended					For the Twelve Months Ended
(Dollars in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Charge-offs	$1,132	$1,619	$1,583	$921	$724	$5,255	$1,781
Recoveries	(190)	(91)	(191)	(227)	(114)	(699)	(548)
Net charge-offs (recoveries)	$942	$1,528	$1,392	$694	$610	$4,556	$1,233
Net charge-offs (recoveries) as a percent of average gross loans and leases (annualized)	0.12%	0.20%	0.19%	0.10%	0.09%	0.15%	0.05%

CAPITAL RATIOS

	As of and for the Three Months Ended
(Unaudited)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Total capital to risk-weighted assets	12.08%	11.72%	11.45%	11.36%	11.19%
Tier I capital to risk-weighted assets	9.45%	9.11%	8.99%	8.86%	8.74%
Common equity tier I capital to risk- weighted assets	9.10%	8.76%	8.64%	8.51%	8.38%
Tier I capital to adjusted assets	8.78%	8.68%	8.51%	8.45%	8.43%
Tangible common equity to tangible assets	7.93%	7.78%	7.80%	7.78%	7.60%

LOAN AND LEASE RECEIVABLE COMPOSITION

(Unaudited)	As of
(in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Commercial real estate:
Commercial real estate - owner occupied	$273,397	$259,532	$258,636	$263,748	$256,479
Commercial real estate - non-owner occupied	845,298	768,195	777,704	792,858	773,494
Construction	221,086	266,762	229,181	202,382	193,080
Multi-family	530,853	494,954	470,176	453,321	450,529
1-4 family	46,496	39,933	39,680	27,482	26,289
Total commercial real estate	1,917,130	1,829,376	1,775,377	1,739,791	1,699,871
Commercial and industrial	1,151,720	1,174,295	1,161,711	1,120,779	1,105,835
Consumer and other	45,000	46,610	48,145	50,020	44,312
Total gross loans and leases receivable	3,113,850	3,050,281	2,985,233	2,910,590	2,850,018
Less:
Allowance for credit losses	35,785	33,688	33,088	32,799	31,275
Deferred loan fees	722	202	(181)	(274)	(243)
Loans and leases receivable, net	$3,077,343	$3,016,391	$2,952,326	$2,878,065	$2,818,986

DEPOSIT COMPOSITION

(Unaudited)	As of
(in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Non-interest-bearing transaction accounts	$436,111	$428,012	$406,804	$400,267	$445,376
Interest-bearing transaction accounts	965,637	930,252	841,146	818,080	895,319
Money market accounts	809,695	817,129	837,569	813,467	711,245
Certificates of deposit	184,986	207,337	224,116	266,029	287,131
Wholesale deposits	710,711	587,217	575,548	457,563	457,708
Total deposits	$3,107,140	$2,969,947	$2,885,183	$2,755,406	$2,796,779

Uninsured deposits	$980,278	$1,088,496	$1,011,977	$995,428	$994,687
Less: uninsured deposits collateralized by pledged assets	6,864	10,755	34,810	16,622	17,051
Total uninsured, net of collateralized deposits	973,414	1,077,741	977,167	978,806	977,636
% of total deposits	31.3%	36.3%	33.9%	35.5%	35.0%

SOURCES OF LIQUIDITY

(Unaudited)	As of
(in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Short-term investments	$128,207	$86,670	$54,680	$46,984	$107,162
Collateral value of unencumbered pledged loans	444,453	397,852	401,602	340,639	367,471
Market value of unencumbered securities	310,125	279,191	289,104	288,965	259,791
Readily accessible liquidity	882,785	763,713	745,386	676,588	734,424

Fed fund lines	45,000	45,000	45,000	45,000	45,000
Excess brokered CD capacity(1)	981,463	1,102,767	1,051,678	1,166,661	1,231,791
Total liquidity	$1,909,248	$1,911,480	$1,842,064	$1,888,249	$2,011,215
Total uninsured, net of collateralized deposits	973,414	1,077,741	977,167	978,806	977,636

1.
Bank internal policy limits brokered CDs to 50% of total bank funding when combined with FHLB advances.

PRIVATE WEALTH OFF-BALANCE SHEET COMPOSITION

(Unaudited)	As of
(in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Trust assets under management	$3,160,449	$3,145,789	$3,008,897	$3,080,951	$2,898,516
Trust assets under administration	258,255	252,152	239,766	239,249	223,013
Total trust assets	$3,418,704	$3,397,941	$3,248,663	$3,320,200	$3,121,529

NON-GAAP RECONCILIATIONS

Certain financial information provided in this release is determined by methods other than in accordance with generally accepted accounting principles (United States) (“GAAP”). Although the Company’s management believes that these non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

TANGIBLE BOOK VALUE

“Tangible book value per share” is a non-GAAP measure representing tangible common equity divided by total common shares outstanding. “Tangible common equity” itself is a non-GAAP measure representing common stockholders’ equity reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in period-to-period changes in book value per common share exclusive of changes in intangible assets. The information provided below reconciles tangible book value per share and tangible common equity to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands, except per share amounts)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Common stockholders’ equity	$316,597	$299,990	$293,178	$285,796	$277,596
Less: Goodwill and other intangible assets	(11,912)	(11,834)	(11,841)	(11,950)	(12,023)
Tangible common equity	$304,685	$288,156	$281,337	$273,846	$265,573
Common shares outstanding	8,293,928	8,295,017	8,294,589	8,306,573	8,314,778
Book value per share	$38.17	$36.17	$35.35	$34.41	$33.39
Tangible book value per share	36.74	34.74	33.92	32.97	31.94

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS

“Tangible common equity to tangible assets” (“TCE”) is defined as the ratio of common stockholders’ equity reduced by intangible assets, if any, divided by total assets reduced by intangible assets, if any. Adjusted TCE ratio is defined as TCE adjusted for net fair value adjustments of financial assets and liabilities. For more information on fair value adjustments please refer to Note 19 - Fair Value Disclosures in the annual report on Form 10-K for the year ended December 31, 2023. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, each exclusive of changes in intangible assets. The information below reconciles tangible common equity and tangible assets to their most comparable GAAP measures.

	As of
(Dollars in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Common stockholders’ equity	$316,597	$299,990	$293,178	$285,796	$277,596
Less: Goodwill and other intangible assets	(11,912)	(11,834)	(11,841)	(11,950)	(12,023)
Tangible common equity (a)	$304,685	$288,156	$281,337	$273,846	$265,573
Total assets	$3,853,215	$3,715,724	$3,617,061	$3,531,358	$3,507,846
Less: Goodwill and other intangible assets	(11,912)	(11,834)	(11,841)	(11,950)	(12,023)
Tangible assets (b)	$3,841,303	$3,703,890	$3,605,220	$3,519,408	$3,495,823
Tangible common equity to tangible assets	7.93%	7.78%	7.80%	7.78%	7.60%

Fair Value Adjustments:
Financial assets - MTM (c)	$(26,580)	$(17,615)	$(17,432)	$(29,019)	$(29,136)
Financial liabilities - MTM (d)	$5,946	$8,358	$9,032	$12,560	$11,945
Net MTM, after-tax e = (c-d)*(1-21%)	$(16,301)	$(7,313)	$(6,636)	$(13,003)	$(13,581)

Adjusted tangible equity f = (a-e)	$288,384	$280,843	$274,701	$260,843	$251,992
Adjusted tangible assets g = (b-c)	$3,814,723	$3,686,275	$3,587,788	$3,490,389	$3,466,687
Adjusted TCE ratio (f/g)	7.56%	7.62%	7.66%	7.47%	7.27%

EFFICIENCY RATIO & PRE-TAX, PRE-PROVISION ADJUSTED EARNINGS

“Efficiency ratio” is a non-GAAP measure representing non-interest expense excluding the effects of the SBA recourse provision, impairment of tax credit investments, losses or gains on repossessed assets, amortization of other intangible assets and other discrete items, if any, divided by operating revenue, which is equal to net interest income plus non-interest income less realized gains or losses on securities, if any. “Pre-tax, pre-provision adjusted earnings” is defined as operating revenue less operating expense. In the judgment of the Company’s management, the adjustments made to non-interest expense and non-interest income allow investors and analysts to better assess the Company’s operating expenses in relation to its core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items. The information provided below reconciles the efficiency ratio and pre-tax, pre-provision adjusted earnings to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended					For the Twelve Months Ended
(Dollars in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Total non-interest expense	$23,152	$23,107	$23,879	$23,342	$21,588	$93,480	$88,575
Less:
Net loss on repossessed assets	5	11	65	86	4	168	13
Impairment of tax credit investments	400	0	0	0	0	400	0
SBA recourse (benefit) provision	(687)	466	(9)	126	210	(104)	775
Total operating expense (a)	$23,434	$22,630	$23,823	$23,130	$21,374	$93,016	$87,787
Net interest income	$33,148	$31,007	$30,540	$29,511	$29,540	$124,206	$112,588
Total non-interest income	8,005	7,064	7,425	6,757	7,094	29,251	31,308
Less:
Net loss on sale of securities	—	—	—	(8)	—	(8)	(45)
Adjusted non-interest income	8,005	7,064	7,425	6,765	7,094	29,259	31,353
Total operating revenue (b)	$41,153	$38,071	$37,965	$36,276	$36,634	$153,465	$143,941
Efficiency ratio	56.94%	59.44%	62.75%	63.76%	58.34%	60.61%	60.99%

Pre-tax, pre-provision adjusted earnings (b - a)	$17,719	$15,441	$14,142	$13,146	$15,260	$60,449	$56,154
Average total assets	$3,746,608	$3,636,887	$3,592,215	$3,527,941	$3,454,652	$3,626,273	$3,212,149

ADJUSTED NET INTEREST MARGIN

“Adjusted Net Interest Margin” is a non-GAAP measure representing net interest income excluding the fees in lieu of interest and other recurring, but volatile, components of net interest margin divided by average interest-earning assets less other recurring, but volatile, components of average interest-earning assets. Fees in lieu of interest are defined as prepayment fees, asset-based loan fees, non-accrual interest, and loan fee amortization. In the judgment of the Company’s management, the adjustments made to net interest income allow investors and analysts to better assess the Company’s net interest income in relation to its core client-facing loan and deposit rate changes by removing the volatility that is associated with these recurring but volatile components. The information provided below reconciles the net interest margin to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended					For the Twelve Months Ended
(Dollars in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Interest income	$60,110	$59,327	$57,910	$55,783	$54,762	$233,130	$194,928
Interest expense	26,962	28,320	27,370	26,272	25,222	108,924	82,340
Net interest income (a)	33,148	31,007	30,540	29,511	29,540	124,206	112,588
Less:
Fees in lieu of interest	2,359	1,002	1,306	849	1,121	5,516	3,452
FRB interest income and FHLB dividend income	1,062	841	959	1,436	1,466	4,298	4,056
Adjusted net interest income (b)	$29,727	$29,164	$28,275	$27,226	$26,953	$114,392	$105,080
Average interest-earning assets (c)	$3,516,390	$3,405,534	$3,347,027	$3,294,717	$3,199,485	$3,391,300	$2,980,628
Less:
Average FRB cash and FHLB stock	76,576	52,603	61,082	97,036	99,118	71,784	69,014
Average non-accrual loans and leases	19,077	18,954	19,807	20,540	18,602	19,589	10,450
Adjusted average interest-earning assets (d)	$3,420,737	$3,333,977	$3,266,138	$3,177,141	$3,081,765	$3,299,927	$2,901,164
Net interest margin (a / c)	3.77%	3.64%	3.65%	3.58%	3.69%	3.66%	3.78%
Adjusted net interest margin (b / d)	3.48%	3.50%	3.46%	3.43%	3.50%	3.47%	3.62%